Exhibit 99.1

MaxCyte Reports Second Quarter and Half-Year 2024 Financial Results and Updates Full Year 2024 Guidance

ROCKVILLE, MD, August 6, 2024 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development, and commercialization of next-generation cell therapeutics and innovative bioprocessing applications, today announced its financial results for the second quarter ended June 30, 2024, and updates its 2024 guidance.

Second Quarter and Recent Highlights

●	Total revenue of $10.4 million in the second quarter of 2024, an increase of 15% over the second quarter of 2023.
●	Core business revenue of $7.6 million in the second quarter of 2024, a decline of 9% over the second quarter of 2023.
●	Strategic Platform License (SPL) Program-related revenue was $2.9 million for the second quarter of 2024, an increase of 279% over the second quarter of 2023.
●	Five new SPL clients signed year-to-date. Legend Biotech signed in May, Be Biopharma signed in March, and Wugen, Imugene, and Lion TCR signed in January. The total number of SPL partners now stands at 28.
●	Total cash, cash equivalents and investments were $199.8 million as of June 30, 2024.

“We are pleased by our second quarter results and our business performance in the first half of 2024 and remain confident we will deliver our full year guidance. We continue to drive commercial execution in cell therapy and believe that we remain the premier cell engineering platform in the industry,” said Maher Masoud, President and CEO at MaxCyte.

“Since the beginning of the year, MaxCyte has signed five new SPLs, which includes recently signed Legend Biotech, along with Be Biopharma, in March 2024. Our total number of SPLs now stands at 28, highlighting the demand for our platform and our continued expansion into a range of different indications. As our clients continue to progress through the clinic, we believe we continue to provide the best electroporation platform with the best support for their programs. We remain excited by continued demand for our platform and our role in enabling a growing set of next-generation cell therapies.”

The following table provides details regarding the sources of our revenue for the periods presented.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	%	2024	2023	%
(in thousands, except percentages)
Cell therapy	$6,218	$6,637	(6%)	$12,633	$12,611	0%
Drug discovery	1,357	1,652	(18%)	3,129	3,450	(9%)
Program-related	2,854	754	279%	6,008	1,558	286%
Total revenue	$10,429	$9,043	15%	$21,770	$17,619	24%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2024	2023	%	2024	2023	%
(in thousands, except percentages)
Instrument	$1,762	$2,126	(17%)	$3,690	$4,315	(14%)
PAs	2,974	3,293	(10%)	6,406	5,893	9%
Lease	2,610	2,667	(2%)	5,214	5,476	(5%)
Other	229	203	13%	452	377	20%
Total Core Revenue	$7,575	$8,289	(9%)	$15,762	$16,061	(2%)

In addition to revenue, management regularly reviews key business metrics to evaluate our business, measure performance, identify trends affecting our business, formulate financial projections and make strategic decisions. As of the dates presented, these key metrics were as follows:

	As of June 30,
	2024	2023

Installed base of instruments (sold or leased)	723	654

	Three Months Ended June 30,
	2024	2023

Core Revenue Generated by SPL Clients as % of Core Revenue	51%	49%

Second Quarter 2024 Financial Results

Total revenue for the second quarter of 2024 was $10.4 million, compared to $9.0 million in the second quarter of 2023, representing growth of 15%.

Core business revenue (sales and leases of instrument and disposables to cell therapy and drug discovery customers, excluding SPL Program-related revenue) for the second quarter of 2024 was $7.6 million, compared to $8.3 million in the second quarter of 2023, representing a decline of 9%.

Cell therapy revenue for the second quarter of 2024 was $6.2 million, compared to $6.6 million in the second quarter of 2023, representing a decline of 6%. Drug discovery revenue for the second quarter of 2024 was $1.4 million, compared to $1.7 million in the second quarter of 2023, representing a decline of 18%.

SPL Program-related revenue was $2.9 million in the second quarter of 2024, as compared to $0.8 million in the second quarter of 2023, representing an increase of 279% over the second quarter of 2023.

Gross profit for the second quarter of 2024 was $8.9 million (86% gross margin), compared to $7.7 million (85% gross margin) in the second quarter of 2023.

Operating expenses for the second quarter of 2024 were $20.9 million, compared to operating expenses of $20.7 million in the second quarter of 2023.

Second quarter 2024 net loss was $9.4 million compared to net loss of $10.5 million for the same period in 2023. EBITDA, a non-GAAP measure, was a loss of $10.9 million for the second quarter of 2024, compared to a loss of $12.0 million for the second quarter of 2023; stock-based compensation expense was $3.6 million in the second quarter of 2024 compared to $3.5 million in the second quarter of 2023.

First Half 2024 Financial Results

Total revenue for the first half of 2024 was $21.8 million, compared to $17.6 million in the first half of 2023, representing growth of 24%.

Core business revenue (sales and leases of instrument and disposables to cell therapy and drug discovery customers but excluding SPL Program-related revenue) for the first half of 2024 was $15.8 million, compared to $16.1 million in the first half of 2023, representing a decline of 2%.

Cell therapy revenue for the first half of 2024 was $12.6 million, compared to $12.6 million in the first half of 2023, representing flat growth. Drug discovery revenue for the first half was $3.1 million, compared to $3.5 million in the first half of 2023, representing a decline of 9%.

SPL Program-related revenue was $6.0 million in the first half of 2024, as compared to $1.6 million in program-related revenue in the first half of 2023.

Gross profit for the first half of 2024 was $18.9 million (87% gross margin), compared to $15.2 million (87% gross margin) in the same period of the prior year.

Operating expenses for the first half of 2024 were $43.1 million, compared to operating expenses of $41.5 million in the first half of 2023.

First half 2024 net loss was $18.9 million compared to net loss of $21.4 million for the same period in 2023. EBITDA, a non-GAAP measure, was a loss of $22.1 million for the first half of 2024, compared to a loss of $24.3 million for the first half of 2023; stock-based compensation expense was $6.6 million for the first half of 2024 compared to $6.8 million for the first half of 2023.

2024 Revenue Guidance

MaxCyte affirms 2024 revenue guidance for core business revenue and increases SPL Program-related revenue guidance.

MaxCyte continues to expect full year 2024 core business revenue to be flat to 5% growth compared to 2023. SPL Program-related revenue is now expected to be approximately $6 million. The outlook for the full year does not include SPL Program-related revenue from Vertex/CRISPR’s CASGEVYTM.

MaxCyte now expects to end 2024 with at least $180 million in total cash, cash equivalents and investments, up from an expected $175 million.

Webcast and Conference Call Details

MaxCyte will host a conference call today, August 6, 2024, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 20 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology, as well as scientific, technical and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on Twitter and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization.  MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents EBITDA together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation table of net loss, the most comparable GAAP financial measure, to EBITDA is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements include, but are not limited to, statements about the Company’s projected full-year total revenue, core revenue, and SPL program revenue and statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," “contemplate,” "target,” the negative of these words and similar words or expressions.  These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, statements concerning the following:  our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; our expectation that our partners will have access to capital markets to develop and commercialize their cell therapy programs; our financial performance and capital requirements; and the amount and adequacy of our cash resources.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled "Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on or about March 12, 2024, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

US Media Relations

Spectrum Seismic Collaborative

Valerie Enes

+1 408-497-8568

venes@spectrumscience.com

Nominated Adviser and Joint Corporate Broker

Panmure Liberum

Emma Earl / Freddy Crossley

Corporate Broking

Rupert Dearden

+44 (0)20 7886 2500

UK IR Adviser

ICR Consilium

Mary-Jane Elliott

Chris Welsh

+44 (0)203 709 5700

maxcyte@consilium-comms.com

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$37,513	$46,506
Short-term investments, at amortized cost	119,817	121,782
Accounts receivable, net	4,581	5,778
Inventory	11,159	12,229
Prepaid expenses and other current assets	2,577	3,899
Total current assets	175,647	190,194

Investments, non-current, at amortized cost	42,481	42,938
Property and equipment, net	21,720	23,513
Right-of-use asset - operating leases	11,008	11,241
Other assets	640	388
Total assets	$251,496	$268,274

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$953	$743
Accrued expenses and other	7,076	11,269
Operating lease liability, current	878	774
Deferred revenue, current portion	3,368	5,069
Total current liabilities	12,275	17,855

Operating lease liability, net of current portion	17,650	17,969
Other liabilities	310	283
Total liabilities	30,235	36,107

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 104,824,124 and 103,961,670 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	1,048	1,040
Additional paid-in capital	414,912	406,925
Accumulated deficit	(194,699)	(175,798)
Total stockholders’ equity	221,261	232,167
Total liabilities and stockholders’ equity	$251,496	$268,274

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$10,429	$9,043	$21,770	$17,619
Cost of goods sold	1,488	1,376	2,891	2,376
Gross profit	8,941	7,667	18,879	15,243

Operating expenses:
Research and development	5,619	5,664	12,297	11,711
Sales and marketing	6,617	6,436	13,981	12,732
General and administrative	7,639	7,663	14,742	15,161
Depreciation and amortization	1,034	977	2,102	1,890
Total operating expenses	20,909	20,740	43,122	41,494
Operating loss	(11,968)	(13,073)	(24,243)	(26,251)

Other income:
Interest income	2,593	2,561	5,342	4,857
Total other income	2,593	2,561	5,342	4,857
Net loss	$(9,375)	$(10,512)	$(18,901)	$(21,394)
Basic and diluted net loss per share	$(0.09)	$(0.10)	$(0.18)	$(0.21)
Weighted average shares outstanding, basic and diluted	104,639,239	103,063,606	104,364,498	102,955,422

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months ended June 30,
	2024	2023

Cash flows from operating activities:
Net loss	$(18,901)	$(21,394)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,192	1,988
Non-cash lease expense	233	190
Net book value of consigned equipment sold	21	66
Loss on disposal of fixed assets	361	—
Stock-based compensation	6,579	6,796
Credit loss (recovery) expense	(130)	230
Change in excess/obsolete inventory reserve	137	—
Amortization of discounts on investments	(3,665)	(3,641)

Changes in operating assets and liabilities:
Accounts receivable	1,327	3,990
Accounts receivable - TIA	—	1,912
Inventory	833	(2,542)
Prepaid expense and other current assets	1,322	724
Other assets	(321)	212
Accounts payable, accrued expenses and other	(3,497)	(1,039)
Operating lease liability	(215)	112
Deferred revenue	(1,701)	(2,020)
Other liabilities	27	(13)
Net cash used in operating activities	(15,398)	(14,429)

Cash flows from investing activities:
Purchases of investments	(79,353)	(104,955)
Maturities of investments	85,440	163,320
Purchases of property and equipment	(1,098)	(2,065)
Proceeds from sale of equipment	—	9
Net cash provided by investing activities	4,989	56,309

Cash flows from financing activities:
Proceeds from exercise of stock options	1,151	1,613
Proceeds from issuance of common stock under employee stock purchase plan	265	—
Net cash provided by financing activities	1,416	1,613
Net (decrease) increase in cash and cash equivalents	(8,993)	43,493
Cash and cash equivalents, beginning of period	46,506	11,064
Cash and cash equivalents, end of period	$37,513	$54,557

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
(in thousands)
Net loss	$(9,375)	$(10,512)	$(18,901)	$(21,394)
Depreciation and amortization expense	1,081	1,026	2,192	1,988
Interest income	(2,593)	(2,561)	(5,342)	(4,857)
Income taxes	—	—	—	—
EBITDA	$(10,887)	$(12,047)	$(22,051)	$(24,263)